Exhibit 99.1

eGain Announces Extension to Stock Repurchase Program

Sunnyvale, CA (November 21, 2024) – eGain (Nasdaq: EGAN), the AI Knowledge Management platform for business, announced today that its Board of Directors approved an extension to the stock repurchase program from November 14, 2024, until the earlier of (i) the date the aggregate amount of shares that can be repurchased under the stock repurchase program have been repurchased and (ii) November 14, 2025.

"This extension underscores our belief that our shares are undervalued and reinforces our confidence in the significant growth potential of the AI knowledge market. With our strong balance sheet, we believe we are well-positioned to expand our market presence in knowledge management while delivering value to shareholders through our ongoing buyback program," said Ashu Roy, eGain’s CEO.

As of November 15, 2024, eGain has repurchased approximately $27.6 million of shares of its common stock under its stock repurchase program, leaving approximately $12.4 million of shares of its common stock available for repurchase after the increase.

Under the stock repurchase program, eGain may purchase shares of common stock on a discretionary basis from time to time through open market transactions or privately negotiated transactions at prices deemed appropriate by eGain. In addition, at the discretion of eGain, open market repurchase of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when eGain might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions.

The timing and number of shares repurchased will be determined based on an evaluation of market conditions and other factors, including stock price, trading volume, general business and market conditions, and capital availability. The stock repurchase program does not obligate eGain to acquire a specified number of shares and may be modified, suspended, or discontinued at any time at eGain’s discretion without notice.

The stock repurchase program will be funded using existing cash or future cash flows.

About eGain

eGain AI Knowledge Hub helps businesses improve experience and reduce cost by delivering trusted, consumable answers. Visit www.egain.com for more info.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation: statements regarding the timing, scope, and funding of our stock repurchase program; our belief that our shares are undervalued; our belief that we are well-positioned to expand our market presence; our focus, growth potential and market opportunity; and the expected benefits of our products. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: risks to our business, operating results, and financial condition; the pace of technological advancements in generative AI and the adaptability of our services to incorporate these advancements; market demand for AI-enabled solutions; risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; risks that our lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; general political or destabilizing events, including war, intensified international hostilities, conflict or acts of terrorism; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including those addressing data privacy, cyber-security and cross-border data transfers; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K for the fiscal year ended June 30, 2024, quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corporation in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egan@mkr-group.com